EXHIBIT (a)(6)

EATON VANCE MUTUAL FUNDS TRUST

Amended and Restated

Establishment and Designation of Series of Shares

of Beneficial Interest, Without Par Value

The undersigned, being a duly authorized officer of Eaton Vance Mutual Funds Trust (the “Trust”), hereby certifies that a majority of the Trustees of the Trust have approved this amendment to the Trust’s Amended and Restated Declaration of Trust (the “Declaration of Trust”) to establish and designate the following additional series of the Trust and class thereof effective December 19, 2012, in accordance with the provisions of the Trust’s Declaration of Trust dated August 17, 1993, as amended:

Parametric Global Small-Cap Fund – Classes A and I

The foregoing series shall be in addition to the currently existing series of the Trust and classes thereof listed in Appendix A (all such series, the “Funds”).  The relative rights and preferences of each of the Funds and each class thereof are as follows:

1.

The rights and preferences of each Fund and designated class thereof shall be as set forth in the Declaration of Trust.  In addition, investment objective, investment policies, purchase price, right of redemption, dividend rights and conversion rights of each Fund and any class thereof shall be as set forth in its registration statement, as amended, filed with the Securities and Exchange Commission.

2.

The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund or class now or hereafter created, or to otherwise change the special and relative rights of any such Fund or class, and to terminate or add a Fund or class as provided in the Declaration of Trust.

3.

Any Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.  The Trustees may also at any time sell and convert into money all the assets of any Fund.  Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of such Fund, the Trustees shall distribute the remaining assets of such Fund ratably among the holders of the outstanding shares.  Upon completion of the distribution of the remaining proceeds or the remaining assets as provided herein, the Fund shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect to such Fund and the right, title and interest of all parties with respect to such Fund shall be canceled and discharged.

IN WITNESS WHEREOF and in accordance with the provisions of Section 5.1 of Article V of the Declaration of Trust, the undersigned has executed this instrument on December 18, 2012.

/s/ Maureen A. Gemma

Maureen A. Gemma

Secretary to the Trust

Appendix A

Designated Share Classes
Funds	A	B	C	I	R	S	Advisers
Eaton Vance AMT-Free Municipal Income Fund	X	X	X	X
Eaton Vance Atlanta Capital Horizon Growth Fund	X	X	X	X
Eaton Vance Build America Bond Fund	X		X	X
Eaton Vance Diversified Currency Income Fund	X		X	X
Eaton Vance Emerging Markets Local Income Fund	X		X	X
Eaton Vance Floating-Rate Advantage Fund	X	X	X	X			X
Eaton Vance Floating-Rate Fund	X	X	X	X			X
Eaton Vance Floating-Rate & High Income Fund	X	X	X	X			X
Eaton Vance Global Dividend Income Fund	X		X	X	X
Eaton Vance Global Macro Absolute Return Advantage Fund	X		X	X	X
Eaton Vance Global Macro Absolute Return Fund	X		X	X	X
Eaton Vance Government Obligations Fund	X	X	X	X	X
Eaton Vance High Income Opportunities Fund	X	X	X	X
Eaton Vance Large-Cap Core Research Fund	X		X	X
Eaton Vance Low Duration Government Income Fund	X	X	X	X
Eaton Vance Multi-Strategy Absolute Return Fund	X	X	X	X
Eaton Vance Multi-Strategy All Market Fund	X		X	X
Eaton Vance Parametric Structured Absolute Return Fund	X		X	X
Eaton Vance Parametric Structured Commodity Strategy Fund	X		X	X
Eaton Vance Parametric Structured Currency Fund	X		X	X
Eaton Vance Parametric Structured Emerging Markets Fund	X		X	X
Eaton Vance Parametric Structured International Equity Fund	X		X	X
Eaton Vance Strategic Income Fund	X	X	X	X	X
Eaton Vance Tax-Managed Equity Asset Allocation Fund	X	X	X	X
Eaton Vance Tax-Managed Global Dividend Income Fund	X	X	X	X
Eaton Vance Tax-Managed Growth Fund 1.1	X	X	X	X		X
Eaton Vance Tax-Managed Growth Fund 1.2	X	X	X	X
Eaton Vance Tax-Managed International Equity Fund	X	X	X	X
Eaton Vance Tax-Managed Multi-Cap Growth Fund	X	X	X
Eaton Vance Tax-Managed Small-Cap Fund	X	X	X	X
Eaton Vance Tax-Managed Small-Cap Value Fund	X	X	X	X
Eaton Vance Tax-Managed Value Fund	X		X	X
Eaton Vance U.S. Government Money Market Fund	X	X	X
Parametric Global Small-Cap Fund	X			X

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